Exhibit 10.2

IA Global, Inc.

CFO Compensation Package

May 16, 2008

Mr. Scott Salary (Section 2.2) and Bonus (Section 2.4) to Employment Agreement Dated September 5, 2007

		Schedule A

Base salary		$ 200,000	(As per 12/31/2007 10K Filing on Executive Salary)

2008 Increase (15% of Base)		35,478	(Stock Award)

Incentive Compensation (Not Guaranteed)-

Target	Date	Bonus

Close capital raise from April 1st, 2008
$2,000,000	7/31/2008	15,000	(Stock Award)
$2,000,000	8/31/2008	15,000	(Stock Award)
$2,000,000	12/31/2008	15,000	(Stock Award)
Minority Sale in GHI >$5mil (5)	12/31/2008	25,000	(Stock Award)

Achieve profitability (1)-					2008/2009 Forecast
1.5% of Q1 Profit > $200,000	4/1/08-6/30/08	-	(Stock Award)	1.5%
1.5% of Q2 Profit > $200,000	7/1/08-9/30/08	-	(Stock Award)	1.5%
1.5% of Q3 Profit > $200,000	10/1/08-12/31/08	-	(Stock Award)	1.5%
1.5% of Q4 Profit > $200,000	1/1/09-3/31/09	-	(Stock Award)	1.5%

Share price improvement (3)
$.40 per share	7/31/2008	10,000	(Stock Award)
$.60 per share	8/31/2008	15,000	(Stock Award)
$.80 per share	9/30/2008	15,000	(Stock Award)
$1.00 per share	11/30/2008	15,000	(Stock Award)
$1.20 per share	12/31/2008	30,000	(Stock Award)

Total incentive		155,000

Total cash/stock component		$ 390,478

200,000 at the closing market value on May 9th, 2008 using the standard program, which vests quarterly over three years.

(1) Incentive profitability is paid based on 2% of after tax net income as filed with the SEC. There is no incentive if the business does not have more than $200,000 profit.

(2) With terms agreeable to the board of directors.

(3) Close price for 5 days during the period.

Note: All targets are adjusted for recapitulations or stock splits. For example,

A reverse split of 10-1 is implemented.

Original Target	Revised Target
$.25 per share	$2.50 per share

IA Global, Inc.

CFO Compensation Package

May 16, 2008

Mr. Scott Bonus (Section 2.4) to Employment Agreement Dated September 5, 2007

			Schedule B

Overachievement Incentive Compensation (Not Guaranteed)-		Cash and Stock Options
		Cash	Stock
Target	Date	Bonus	Options

Share price improvement (2)
Above $1.25	Any	15,000	75,000
Above $1.50	Any	15,000	75,000
Above $1.75	Any	15,000	75,000
Above $2.00	Any	15,000	75,000
Above $2.25	Any	15,000	(3)

Total incentive		$ 75,000

(1) With terms agreeable to the board of directors. Based on total capital raise for fiscal year.

(2) Close price for 5 days during the period.

(3) At $2.25 or above, the incentive is 75,000 stock options per $.50 increase in share price.

Note: All targets are adjusted for recapitulations or stock splits. For example,

A reverse split of 10-1 is implemented.

Original Target	Revised Target	Original Target	Revised Target
$.25 per share	$2.50 per share	100,000	10,000